UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) is being filed to correct the Current Report on Form 8-K (the “Original Report”) filed by Roadzen Inc. on April 1, 2025, which inadvertently omitted the opinion of Greenberg Traurig, LLP (the “Opinion”) as an exhibit under Item 9.01. The sole purpose of this Amendment is to include the Opinion as an exhibit under Item 9.01, and to reflect that the closing of the transactions described in the Original Report occurred on April 1, 2025. No other changes have been made to the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2025, Roadzen Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell, in a registered public offering, junior convertible notes (each, a “Note” and collectively, the “Notes”) for up to an aggregate principal amount of $2,300,000 (the “Notes”) that may be convertible into the Company’s ordinary shares, par value of $0.0001 per share (the “Ordinary Shares”). On April 1, 2025, the Company completed the sale of the Notes to the Investor and issued the Notes.

The Notes were sold for a gross purchase price of $2,000,000 before fees and other expenses. The Notes will mature one year from the date of issuance and will bear interest at a rate of 16% per annum (increasing to 18% per annum upon the occurrence and during the continuation of an event of default). 25% of the principal amount of the Notes (less any amount previously converted by the holders), together with accrued but unpaid interest, is payable quarterly, commencing three months after the date of issuance. The Notes will have an initial conversion price of $2.00 (the “Conversion Price”) and will be convertible at any time, in whole or in part and subject to certain beneficial ownership limitations, at the election of the holders. The Conversion Price is subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Company may redeem all or any portion of outstanding Notes at any time upon at least five trading days’ written notice by paying an amount equal to the principal amount of the Notes being redeemed, together with interest accrued on such principal amount through the date of redemption, and additional interest that would accrue on such principal amount through the maturity date (the “Make Whole Amount”).

The Company agrees not to effect the conversion of any portion of the Notes, and the holders of the Notes (the “Holders”) will not have the right to convert any portion of the Notes to the extent that after giving effect to such conversion, each Holder together with the other Attribution Parties (as defined in the Notes) collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease shall apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder.

Upon the occurrence of an Event of Default (as defined in the Notes), the Holders may (i) either require the Company to redeem all or any portion of the Notes, (ii) or, in the case of a failure to make a required quarterly payment under the Notes, convert all or any portion of the Notes at a price equal to the Event of Default Conversion Price (as defined in the Notes). The Company also agrees not to enter into or be party to a Fundamental Transaction (as defined in the Notes) unless (i) the Successor Entity (as defined in the Notes) (if other than the Company) assumes in writing all of the obligations of the Company under the Notes and the other Transaction Documents in accordance with the provisions of the Notes prior to such Fundamental Transaction, or (ii) at or prior to the consummation of the Fundamental Transaction, the Company redeems the Notes in full by paying to the holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (including Default Interest, as applicable) and Make-Whole Amount.

Subject to the provisions of the Notes, if, at any time while the Notes are outstanding, the Company carries out one or more Subsequent Placements (as defined in the Notes), the Holders will have the right to require the Company to first use up to 25% of the net proceeds of such Subsequent Placement to redeem all or a portion of the Notes in cash at the Redemption Price (as defined in the Notes) applicable to the principal amount subject to the Holder Optional Redemption (as defined in the Notes) plus any other amounts, if any, then owing to the holder of the Notes. Subject to the provisions of the Notes, the Company may redeem all or any portion of outstanding Notes at any time upon at least five trading days’ written notice by paying an amount equal to the principal amount of the Notes being redeemed, together with interest accrued on such principal amount through the date of redemption, and the Make Whole Amount.

The Company has engaged ThinkEquity LLC as the placement agent (the “Placement Agent”) with respect to the offering of the Notes. The Placement Agent is not purchasing or selling any securities offered by the Company, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable commercial efforts to arrange for the sale of all of the securities. The Company agreed to pay the Placement Agent’s fees totaling 3.5% of the aggregate gross proceeds from the sale of the Notes being offered hereby.

The Notes (and underlying Ordinary Shares) were offered and issued pursuant to a Prospectus Supplement, dated April 1, 2025, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-282966), originally filed with the Securities and Exchange Commission on November 1, 2024, which became effective on November 12, 2024. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Maples & Calder, British Virgin Islands counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering, and Greenberg Traurig, LLP, has issued an opinion to the Company relating to the issuance of the Notes. Copies of the opinions are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K.

The description of the terms and conditions of the Securities Purchase Agreement and the Notes do not purport to be complete and is qualified in its entirety by the full text of Securities Purchase Agreement and the Form of Junior Convertible Note, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Maples & Calder (incorporated by reference to Exhibit 5.1 to the Current Report on Form 8-K, filed by Roadzen Inc. on April 1, 2025).
5.2	Opinion of Greenberg Traurig, LLP
10.1*	Security Purchase Agreement, dated March 31, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Roadzen Inc. on April 1, 2025)
10.2	Form of Junior Convertible Note (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Roadzen Inc. on April 1, 2025)
23.1	Consent of Maples & Calder (included in Exhibit 5.1).
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)
104	Cover page interactive data file (embedded within the Inline XBRL document).

* Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Any omitted schedule or similar attachment will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	April 2, 2025	By:	/s/ Rohan Malhotra
		Name:	Rohan Malhotra
		Title:	Chief Executive Officer